Exhibit 99.1
                                                     Press Release dated 3-27-09


                     FIRST LITCHFIELD FINANCIAL CORPORATION
                 13 North Street, Litchfield, Connecticut 06759

NEWS RELEASE
For Immediate Release


          First Litchfield Financial Corporation Declares Cash Dividend

Litchfield, Connecticut--March 27, 2009--At their March 26 meeting, the Board of Directors of First Litchfield Financial Corporation (trading symbol FLFL.OB) (the "Company"), the holding company for The First National Bank of Litchfield (the "Bank"), declared a quarterly cash dividend of five cents ($0.05) per share, a reduction from prior quarters in which the Company has paid quarterly cash dividends of 15 cents ($0.15) per share.

The dividend will be paid on April 30, 2009 to shareholders of record on April 10, 2009.

"The decision of the Board of Directors to reduce the cash dividend was based upon many factors, including 2008 results of operations, payout ratios and yield as well as the uncertainty of national and local economic conditions. The Board recognizes that dividends are important to the Company's shareholders and carefully balanced those interests against the benefit of preserving capital to position the Company to take advantage of future opportunities as well as to cushion against the uncertainties of the recession. We believe that conserving capital through this reduction in the dividend is in the best long-term interest of our shareholders and will help ensure that First Litchfield Financial Corporation and The First National Bank of Litchfield continue to exceed all regulatory requirements to be "well capitalized" with capital resources to take advantage of opportunities which may arise. We look forward to restoring dividends to previous levels when such action is justified by the earnings of the Company and the stabilization of economic conditions," said Joseph J. Greco, President and CEO.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

                                 About the Bank

One of the oldest nationally chartered banks in the country, The First National Bank of Litchfield has served the communities of northwestern Connecticut since 1814. It has nine full-service offices in Canton, Goshen, Litchfield, Marble Dale, New Milford, Roxbury, Washington and two in Torrington. The Bank maintains a full-service Trust department that offers asset management, custody and estate settlement services to individuals, non-profit and commercial customers. Additionally, the Bank offers non-deposit retail investment products such as mutual funds, annuities and insurance through its relationship with Infinex Investments, Inc. The Bank's subsidiary, First Litchfield Leasing Corporation, provides middle-market equipment leasing/financing to the commercial markets of Connecticut and Massachusetts. The Company's website address is www.fnbl.com.
Contact:   Joseph J. Greco, President and CEO, (860) 567-6438

                                      ###

                                      -3-